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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Tufco Technologies, Inc. on Form S-8 of our report dated December 6, 2002, appearing in the Annual Report on Form 10-K of Tufco Technologies, Inc. for the year ended September 30, 2002.

/s/ DELOITTE & TOUCHE

Dallas, Texas
May 13, 2003